Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 31, 2004, in the Registration Statement (Form SB-2) and related Prospectus of Tissera Inc. (Formerly: Bert LOGIC Inc.) for the registration of 9,428,574 shares of its common stock.


                                        /s/ Kost Forer Gabbay & Kasierer
                                        ----------------------------------------
Tel Aviv, Israel                            Kost Forer Gabbay & Kasierer
August 31, 2005                             A Member of Ernest & Young Global